Exhibit 99.1

Intelligent Bio Solutions Announces New Manufacturing Partnership to Strengthen Global Production Capability and Increase Margins

Partnership with Syrma Johari Medtech, a globally recognized medical device engineering and manufacturing organization, expands INBS’ global manufacturing capacity, strengthens supply-chain resilience, and supports an expected improvement of approximately 20 percentage points in gross margin ahead of planned U.S. market entry

NEW YORK, December 31, 2025 – Intelligent Bio Solutions Inc. (Nasdaq: INBS) (“INBS” or the “Company”), a medical technology company delivering intelligent, rapid, non-invasive testing solutions, today announced a new strategic manufacturing partnership with Syrma Johari MedTech Ltd. (“Syrma Johari”), a globally recognized medical device engineering and manufacturing organization with over 45 years of experience, to support and scale the production of its Intelligent Fingerprinting Drug Screening Reader. The collaboration is also expected to support long-term margin improvement.

The partnership is expected to deliver significant operational and financial benefits for the Company. INBS anticipates annual production cost savings of more than 40%, translating to an expected improvement of approximately 20 percentage points in gross margin compared with its previous manufacturing arrangement. Additionally, Syrma Johari’s manufacturing capacity is approximately four times INBS’ current capacity, positioning the Company to efficiently support anticipated demand as it scales commercial operations.

The partnership strengthens INBS’ global manufacturing strategy, reducing reliance on a single supplier and building greater resilience into its supply chain. It further broadens capacity, ensures continuity, and creates flexibility as the Company prepares for anticipated future demand across multiple regions and planned U.S. market entry in 2026.

Syrma Johari brings a deep and proven track record in the design, engineering, and production of regulated medical technology devices. It operates 14 manufacturing locations and four design and innovation centres across India, Europe, and the United States, with a combined plant area of over 1.1 million sq. ft. Syrma Johari is fully certified to ISO 13485, MDSAP, FDA, TUV SUD, and GMP standards, ensuring world-class compliance and quality in medical device manufacturing.

Syrma Johari’s scale, vertical integration, and export-oriented operating model enable high-quality production while creating efficiencies in sourcing, tooling, testing, and logistics. Its expertise in electronics, mechanical assembly, PCB manufacturing, functional testing, and clean-room processes positions them to produce INBS’ fingerprint drug-screening reader to a consistently high standard, while delivering cost advantages over time. As Syrma Johari prepares to open its new medical-grade plastics manufacturing facility in India in January 2026, it is further expanding its capabilities to meet growing global demand and provide international clients with a strategically located, reliable manufacturing alternative in Asia.

Syrma Johari’s extensive regulatory and quality-assurance capabilities further align with INBS’ global expansion plans. It provides end-to-end quality systems, regulatory documentation support, and compliance processes designed to meet the requirements of major jurisdictions, including the U.S., Europe, Canada, the UK, and key Asia-Pacific markets. This depth of experience will support INBS as it continues advancing its regulatory pathways and prepares for increased commercial activity worldwide.

“Partnering with Syrma Johari is a strategically significant milestone for our business,” said Callistus Sequeira, Vice President of Global Quality and Operations at Intelligent Bio Solutions. “Its global footprint, manufacturing excellence, and proven track record in regulated medical devices make it an outstanding partner as we scale production of our Drug Screening Reader. This collaboration strengthens our supply chain, supports future growth, and enhances our ability to deliver reliable, high-quality products to customers around the world.”

Syrma Johari’s leadership shared a similar sentiment, noting that the partnership reflects a strong alignment in innovation, quality, and long-term vision, and that it is pleased to support INBS in scaling a disruptive drug-screening technology with global potential.

“Partnering with Intelligent Bio Solutions is an exciting opportunity to apply our engineering strength, manufacturing scale, and quality systems to a breakthrough technology with global potential,” said Pankaj Wadke, Head International Sales & Business Development at Syrma Johari MedTech Ltd. “At Syrma Johari MedTech, we are committed to enabling innovative solutions that make a meaningful impact, and we look forward to supporting INBS as they expand access to this disruptive, non-invasive drug-screening platform.”

About Intelligent Bio Solutions Inc.

Intelligent Bio Solutions Inc. (NASDAQ: INBS) is a medical technology company delivering intelligent, rapid, non-invasive testing solutions. The Company believes that its Intelligent Fingerprinting Drug Screening System will revolutionize portable testing through fingerprint sweat analysis, which has the potential for broader applications in additional fields. Designed as a hygienic and cost-effective system, the test screens for the recent use of drugs commonly found in the workplace, including opiates, cocaine, methamphetamine, and cannabis. With sample collection in seconds and results in under ten minutes, this technology would be a valuable tool for employers in safety-critical industries. The Company’s current customer segments outside the U.S. include construction, manufacturing and engineering, transport and logistics firms, mining, drug treatment organizations, and coroners.

For more information, visit: https://ibs.inc/

About Syrma Johari MedTech

Syrma Johari MedTech is a global medical device engineering and manufacturing company with over 45 years of experience delivering advanced electronics, medical devices, and life-science equipment. Operating 14 manufacturing facilities and multiple R&D centres across India, the U.S., and Europe, the company provides end-to-end services spanning design, engineering, prototyping, PCBA, assembly, supply chain, and QARA support. Syrma Johari holds ISO 13485:2016, MDSAP, FDA, GMP, and TUV SUD certifications and has commercialised 245+ medical products worldwide.

For more information, visit: https://syrmajoharimedtech.com/

Forward-Looking Statements

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, statements regarding Intelligent Bio Solutions Inc.’s ability to successfully develop and commercialize its drug and diagnostic tests, realize commercial benefits from its partnerships and collaborations, and secure regulatory clearance or approvals, among others. Although Intelligent Bio Solutions Inc. believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, actual results may differ materially from those expressed or implied by such statements. Intelligent Bio Solutions Inc. has attempted to identify forward-looking statements by terminology, including “believes,” “estimates,” “anticipates,” “expects,” “plans,” “projects,” “intends,” “potential,” “may,” “could,” “might,” “will,” “should,” and “approximately,” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those described in Intelligent Bio Solutions’ public filings with the U.S. Securities and Exchange Commission. Any forward-looking statements contained in this release speak only as of the date of this release. Intelligent Bio Solutions undertakes no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Company Contact

Intelligent Bio Solutions Inc.
info@ibs.inc

Investor & Media Contact

Valter Pinto, Managing Director
KCSA Strategic Communications
PH: (212) 896-1254
INBS@kcsa.com